Exhibit 3.1.3
EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC. CERTIFICATE OP INCORFORATIOM Incorporated urvJsr the la of the State of Delaware

CERTIFICATE OP INCORPORATION OF EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC, The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify: FIRST: The name of the corporation is: * EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC. SECOND: The address of the corporation’s registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company. THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corpora- tions may be organised under the General Corporation Law of Delaware. FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000), which shares shall be of one class, shall be designated Common Stock and shall be without par

-2- value. FIFTH: The name and mailing address of the Incorporator Is Justin Doyle, One Exchange Street, Rochester, New York 1461*1. SIXTH: For the management of the business “and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided: 1. Tl.^ election of directors of the corpor ation need not be by written ballot unless the by-laws so require. 2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the by-laws of the corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the corporation. IN WITNESS WHEREOF, I have signed this certifl- t# cate this ^9L7day of March, 1968.

STATE OF ri&w YOfU^) ,,,, ‘ COUWTY OF MONROE } ts:= : BS IT REMEMBERED, that on this 33 *” day of March, A.D. 1968, personally came before me, a Notary Public for the State of New York, Justin “Doyle, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the “said Certificate to be his act and deed and that the facts stated therein are true. GIVEN under ray hand and oo-al of offioo the day and year aforesaid. A ROGER H. KESSEL, * *My Public in the SUte of New Yttfc NROE COUNTY. N.Y. s !^^